UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 21, 2005

Nextel Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19656	36-3939651
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2001 Edmund Halley Drive , Legal Department , Reston , Virginia		20191
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-433-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 21, 2005 US Unwired Inc. and its subsidiaries Louisiana Unwired L.L.C., Texas Unwired and Georgia PCS Management L.L.C. (collectively, the "US Unwired Plaintiffs") filed a complaint (the "Complaint") against Sprint Corporation, Sprint Spectrum L.P., WirelessCo, L.P. and SprintCom, Inc. (collectively, "Sprint") and Nextel Communications, Inc. ("Nextel") in the United States District Court for the Western District of Louisiana, which is the same court in which there is pending litigation between the US Unwired Plaintiffs and Sprint arising out of the parties’ ongoing business relationship. The US Unwired Plaintiffs are third party network operators, known as Sprint PCS Affiliates, who operate code division multiple access, or CDMA, networks under the Sprint brand name. The US Unwired Plaintiffs’ network covers certain portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee and Texas and served approximately 519,000 subscribers as of May 31, 2005. The Complaint alleges that upon completion of the transactions contemplated by the Merger Agreement, dated as of December 15, 2004, as amended, among Sprint Corporation, Nextel and a wholly-owned subsidiary of Sprint Corporation, Sprint will be in breach of the exclusivity provisions in its arrangements with the US Unwired Plaintiffs. The Complaint further alleges that Nextel improperly interfered with the agreements between the US Unwired Plaintiffs and Sprint.

The Complaint seeks (1) to preliminarily and permanently enjoin Sprint Corporation from consummating its merger with Nextel unless and until the terms of the merger are changed to exclude wireless mobility communication networks of Nextel and Nextel Partners, Inc. ("Nextel Partners") that are owned, built, operated or managed in the US Unwired Plaintiffs’ service areas; (2) to preliminarily and permanently enjoin Sprint Corporation and its related parties from otherwise owning, operating, building or managing the wireless communications networks of Nextel and Nextel Partners in the US Unwired Plaintiffs’ service areas; (3) to preliminarily and permanently enjoin Sprint from breaching the arrangements with the US Unwired Plaintiffs and specifically enforcing those arrangements; (4) to assess damages against Nextel in an amount to be determined at trial and to permanently enjoin Nextel from interfering with the US Unwired Plaintiffs’ arrangements; and (5) to award the US Unwired Plaintiffs attorneys’ fees and costs. US Unwired Inc. and Louisiana Unwired L.L.C. have also filed a motion seeking a preliminary injunction to prevent Sprint Corporation from proceeding with the proposed merger with Nextel. The motion alleges that the merger will violate the exclusivity provisions of the June 1998 agreement between Sprint and Louisiana Unwired L.L.C., under which Louisiana Unwired L.L.C served approximately 215,000 subscribers as of May 31, 2005.

Nextel intends, and has been advised by Sprint that Sprint intends, to deny the US Unwired Plaintiffs’ allegations, vigorously defend this matter and oppose the motion for preliminary injunction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nextel Communications Inc.

June 23, 2005	By:	Gary D. Begeman

Name: Gary D. Begeman
Title: Vice President and Deputy General Counsel